Exhibit 8
                                                                       ---------

               AMENDMENT NO. 1 TO INTELLECTUAL PROPERTY AGREEMENT
               --------------------------------------------------

         This AMENDMENT NO. 1 is made as of the 14th day of February, 2002 (the "Amendment") by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("KKP"), The Immune Response Corporation, a Delaware corporation ("Seller") and Oshkim Limited Partnership ("Oshkim").

         WHEREAS, the Seller and the KKP entered into that certain Intellectual Property Agreement dated as of November 9, 2001 (the "IP Agreement").

         WHEREAS, the Seller proposes to issue and sell Additional Securities to Oshkim and Oshkim wishes to purchase Additional Securities from Seller.

         WHEREAS, the parties desire to amend the IP Agreement to add Oshkim as a party and in certain other respects as set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the IP Agreement and agree as follows:

         1. Effective as of the date of this Amendment, the IP Agreement is hereby amended as follows:

            a. Oshkim shall be a party to the IP Agreement.

            b. All references in the IP Agreement to "Lender" shall be deemed to refer to both Oshkim and KKP.

         2. Except as specifically provided herein, the IP Agreement, as originally executed by the parties thereto and as amended hereby, shall remain in full force and effect.

         3. Any defined terms not defined herein shall have the respective meanings set forth in the IP Agreement.

         4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       KEVIN KIMBERLIN PARTNERS, L.P.


                                       By: /s/ Kevin Kimberlin
                                          --------------------------------------
                                             Name:  Kevin Kimberlin
                                                    ----------------------------
                                             Title:  Member Manager
                                                     ---------------------------



                                       OSHKIM LIMITED PARTNERSHIP


                                       By: /s/ Kevin Kimberlin
                                          --------------------------------------
                                             Name:  Kevin Kimberlin
                                                    ----------------------------
                                             Title:  General Partner
                                                     ---------------------------



                                       THE IMMUNE RESPONSE CORPORATION


                                       By: /s/ Howard Sampson
                                          --------------------------------------
                                             Name:  Howard Sampson
                                                    ----------------------------
                                            Title:  Vice President, Finance
                                                    Chief Financial Officer,
                                                    Treasurer